Exhibit 99.1
News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	May 3, 2010
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2010
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the first quarter ended March 31, 2010.
Net income allocable to common shareholders for the three months ended March 31, 2010 was $11.7 million, or $0.48 per diluted share, on revenues of $67.3 million compared to $32.6 million, or $1.59 per diluted share, on revenues of $69.3 million for the same period in 2009.
Revenues for the three months ended March 31, 2010 decreased $2.0 million, or 2.9%, over the same period in 2009. Net income allocable to common shareholders for the three months ended March 31, 2010 decreased $20.8 million over the same period in 2009 primarily due to the net gain of $35.6 million on the repurchase of preferred equity during the first quarter of 2009 combined with a decrease in net operating income primarily due to a decrease in rental rates. The decrease was partially offset by a $5.2 million gain on the sale of an office building located in Houston, Texas, and a reduction in depreciation expense of $4.4 million.
Supplemental Measures
Funds from operations (“FFO”) allocable to common and dilutive shares for the three months ended March 31, 2010 and 2009 were $28.3 million, or $0.89 per common and dilutive share, and $67.2 million, or $2.40 per common and dilutive share, respectively. The decrease in FFO per common and dilutive share for the three months ended March 31, 2010 over the same period in 2009 was primarily due to the net gain of $35.6 million on the repurchase of preferred equity during the first quarter of 2009, the impact from the issuance of 3,833,333 shares of common stock during the third quarter of 2009, a decrease in net operating income and an increase in general and administrative costs. In addition to the impact of rental rate reductions, net operating income was also impacted by a significant increase in snow removal costs over the same period in 2009 due to severe winter storms on the East Coast. The increase in general and administrative costs over the prior year was primarily related to $1.1 million of acquisition costs related to a recent property acquisition. Excluding the $35.6 million net gain, FFO allocable to common and dilutive shares for the three months ended March 31, 2009 would have been $31.5 million, or $1.13 per common and dilutive share.
Property Operations
In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2009 are referred to as “Non-Same Park.” For the three months ended March 31, 2010 and 2009, the Same Park facilities constitutes 19.4 million rentable square feet, which includes all assets in continuing operations that the Company owned from January 1, 2009 through March 31, 2010, representing 98.2% of the total square footage of the Company’s portfolio as of March 31, 2010.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months ended March 31, 2010 and 2009 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months
	Ended March 31,
	2010	2009	Change
Rental income:
Same Park (19.4 million rentable square feet) (1)	$66,788	$69,132	(3.4%)
Non-Same Park (350,000 rentable square feet) (2)	344	—	100.0%

Total rental income	67,132	69,132	(2.9%)

Cost of operations:
Same Park	22,859	22,436	1.9%
Non-Same Park	107	—	100.0%

Total cost of operations	22,966	22,436	2.4%

Net operating income (3):
Same Park	43,929	46,696	(5.9%)
Non-Same Park	237	—	100.0%

Total net operating income	44,166	46,696	(5.4%)

Other income and expenses:
Facility management fees	173	177	(2.3%)
Interest and other income	109	179	(39.1%)
Interest expense	(855)	(930)	(8.1%)
Depreciation and amortization	(18,190)	(22,614)	(19.6%)
General and administrative	(2,749)	(1,976)	39.1%

Income from continuing operations	$22,654	$21,532	5.2%

Same Park gross margin (4)	65.8%	67.5%	(2.5%)
Same Park weighted average for the period:
Occupancy	91.4%	91.4%	—
Annualized realized rent per square foot (5)	$15.05	$15.58	(3.4%)

(1)	See above for a definition of Same Park.

(2)	See above for a definition of Non-Same Park.

(3)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.

(5)	Same Park realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.
Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended March 31, 2010:

Ratio of FFO to fixed charges (1)	48.8	x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1	x
Debt and preferred equity to total market capitalization (based on
common stock price of $53.40 at March 31, 2010)	30.7%
Available under line of credit at March 31, 2010	$100.0 million

(1)	Fixed charges include interest expense of $855,000.

Property Acquisitions
On March 16, 2010, the Company acquired Shady Grove Executive Center, a 350,000 square foot multi-tenant office business park located in Rockville, Maryland. In connection with this transaction, the Company incurred third party costs of $1.1 million, which have been included in general and administrative costs.
Subsequent to March 31, 2010, the Company acquired a portfolio of assets in Austin, Texas, aggregating 704,000 square feet of multi-tenant flex business parks in an all cash transaction for $42.9 million.
Preferred Equity Redemptions
On May 3, 2010, the Board of Directors approved the redemption of the Company’s 7.950% Series G Cumulative Redeemable Preferred Units at its aggregate par value of $20.0 million and the 7.950% Cumulative Preferred Stock, Series K at its aggregate par value of $54.1 million, in each case, together with accrued unpaid dividends. The Company expects to complete the redemptions by June 30, 2010.
Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share on May 3, 2010. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 30, 2010 to shareholders of record on June 15, 2010.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series K	7.950%	$0.496875
Series L	7.600%	$0.475000
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of May 3, 2010, PSB wholly owned 20.5 million rentable square feet with approximately 3,910 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Texas (3.4 million sq. ft.), Virginia (3.0 million sq. ft.), Maryland (2.2 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Tuesday, May 4, 2010, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 68923006. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 11, 2010 at (800) 642-1687. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Cash and cash equivalents	$169,282	$208,229

Real estate facilities, at cost:
Land	499,081	493,709
Buildings and equipment	1,584,044	1,528,044

	2,083,125	2,021,753
Accumulated depreciation	(723,617)	(707,209)

	1,359,508	1,314,544
Properties held for disposition, net	—	4,260
Land held for development	6,829	6,829

	1,366,337	1,325,633

Rent receivable	3,289	2,504
Deferred rent receivable	21,619	21,596
Other assets	7,231	6,860

Total assets	$1,567,758	$1,564,822

LIABILITIES AND EQUITY

Accrued and other liabilities	$45,643	$46,298
Mortgage notes payable	52,544	52,887

Total liabilities	98,187	99,185

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 25,042 shares issued and outstanding at March 31, 2010 and December 31, 2009	626,046	626,046
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,492,401 and 24,399,509 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	244	243
Paid-in capital	550,894	548,393
Cumulative net income	722,237	699,291
Cumulative distributions	(680,196)	(658,294)

Total PS Business Parks, Inc.’s shareholders’ equity	1,219,225	1,215,679
Noncontrolling interests:
Preferred units	73,418	73,418
Common units	176,928	176,540

Total noncontrolling interests	250,346	249,958

Total equity	1,469,571	1,465,637

Total liabilities and equity	$1,567,758	$1,564,822

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	For The Three Months
	Ended March 31,
	2010	2009

Revenues:
Rental income	$67,132	$69,132
Facility management fees	173	177

Total operating revenues	67,305	69,309

Expenses:
Cost of operations	22,966	22,436
Depreciation and amortization	18,190	22,614
General and administrative	2,749	1,976

Total operating expenses	43,905	47,026

Other income and expenses:
Interest and other income	109	179
Interest expense	(855)	(930)

Total other income and expenses	(746)	(751)

Income from continuing operations	22,654	21,532

Discontinued operations:
Income from discontinued operations	34	167
Gain on disposition of real estate	5,153	—

Total discontinued operations	5,187	167

Net income	$27,841	$21,699

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$3,513	$11,629
Noncontrolling interests — preferred units	1,382	(6,714)

Total net income allocable to noncontrolling interests	4,895	4,915

Net income allocable to PS Business Parks, Inc.:
Common shareholders	11,740	32,588
Preferred shareholders	11,155	(16,026)
Restricted stock unit holders	51	222

Total net income allocable to PS Business Parks, Inc.	22,946	16,784

	$27,841	$21,699

Net income per common share — basic:
Continuing operations	$0.32	$1.59
Discontinued operations	$0.16	$0.01
Net income	$0.48	$1.59

Net income per common share — diluted:
Continuing operations	$0.32	$1.58
Discontinued operations	$0.16	$0.01
Net income	$0.48	$1.59

Weighted average common shares outstanding:
Basic	24,413	20,470

Diluted	24,564	20,532

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For The Three Months
	Ended March 31,
	2010	2009
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$11,740	$32,588
Adjustments:
Gain on disposition of real estate	(5,153)	—
Depreciation and amortization	18,190	22,743
Net income allocable to noncontrolling interests — common units	3,513	11,629
Net income allocable to restricted stock unit holders	51	222

FFO allocable to common and dilutive shares	$28,341	$67,182

Weighted average common shares outstanding	24,413	20,470
Weighted average common OP units outstanding	7,305	7,305
Weighted average restricted stock units outstanding	107	142
Weighted average common share equivalents outstanding	151	62

Total common and dilutive shares	31,976	27,979

FFO per common and dilutive share	$0.89	$2.40

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$28,341	$67,182

Adjustments:
Recurring capital improvements	(1,585)	(785)
Tenant improvements	(2,558)	(3,282)
Lease commissions	(834)	(871)
Straight-line rent	(254)	(345)
Stock compensation expense	615	1,088
In-place lease adjustment	(38)	(86)
Lease incentives, net of tenant improvement reimbursements	(163)	(81)
Gain on repurchase of preferred equity, net of issuance costs	—	(35,639)

FAD	$23,524	$27,181

Distributions to common and dilutive shares	$14,008	$12,275

Distribution payout ratio	59.5%	45.2%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.